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                                                          Exhibit 3-J
                         STATE OF SOUTH CAROLINA
                           SECRETARY OF STATE

                          ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.  The name of the Corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.

2.  On                , the corporation adopted the following Amendment(s) of
its Articles of Incorporation:

                             NOT APPLICABLE

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

    (a) The number of redeemable shares of the Corporation reacquired by redemption or purchase is 57,517, itemized as follows:

          Class                                Series        No. of Shares

Cumulative Preferred Stock   ($50 par value)   4.50%            1,519
Cumulative Preferred Stock   ($50 par value)   4.60%              747
Cumulative Preferred Stock   ($50 par value)   4.60% (Series A) 2,000
Cumulative Preferred Stock   ($50 par value)   4.60% (Series B) 3,400
Cumulative Preferred Stock   ($50 par value)   5.125%           1,000
Cumulative Preferred Stock   ($100 par value)  7.70%            2,965
Cumulative Preferred Stock   ($100 par value)  8.12%            4,233
Cumulative Preferred Stock   ($50 par value)   9.40%            6,468
Cumulative Preferred Stock   ($50 par value)   8.72%           31,985
Cumulative Preferred Stock   ($50 par value)   6.00%            3,200


    (b) The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 41,325,126, itemized as follows:

          Class                                 Series     No. of Shares

Cumulative Preferred Stock   ($50 par value)     5%            125,209
Cumulative Preferred Stock   ($50 par value)     4.60%              87
Cumulative Preferred Stock   ($50 par value)     4.50%          16,000
Cumulative Preferred Stock   ($50 par value)  4.60% (Series A)  24,052
Cumulative Preferred Stock   ($50 par value)     5.125%         71,000
Cumulative Preferred Stock   ($50 par value)  4.60% (Series B)  71,400
Cumulative Preferred Stock   ($50 par value)     6%             80,000
Cumulative Preferred Stock   ($50 par value)     9.40%         176,751
Cumulative Preferred Stock  ($100 par value)     8.12%         118,812
Cumulative Preferred Stock  ($100 par value)     7.70%          84,000
Cumulative Preferred Stock  ($100 par value)     8.40%         197,668
Cumulative Preferred Stock   ($50 par value)     8.72%          64,000

Common Stock ($4.50 par value)                              40,296,147

                                                            41,325,126

     (c) The amount of the stated capital of the Corporation after giving effect to such cancellation is $252,805,611.50.

     (d) The number of shares which the Corporation has authority to issue after giving effect to such cancellation is 55,477,748, itemized as follows:



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        Class                                 Series     No. of Shares

Cumulative Preferred Stock  ($50 par value)      5%            125,209
Cumulative Preferred Stock  ($50 par value)      4.60%              87
Cumulative Preferred Stock  ($50 par value)      4.50%          16,000
Cumulative Preferred Stock  ($50 par value)   4.60% (Series A)  24,052
Cumulative Preferred Stock  ($50 par value)      5.125%         71,000
Cumulative Preferred Stock  ($50 par value)   4.60% (Series B)  71,400
Cumulative Preferred Stock  ($50 par value)      6%             80,000
Cumulative Preferred Stock  ($50 par value)      9.40%         176,751
Cumulative Preferred Stock ($100 par value)      8.12%         118,812
Cumulative Preferred Stock ($100 par value)      7.70%          84,000
Cumulative Preferred Stock ($100 par value)      8.40%         197,668
Cumulative Preferred Stock  ($50 par value)      8.72%          64,000

Serial Preferred Stock      ($50 par value) (1 vote)           463,249
Serial Preferred Stock     ($100 par value) (1 vote)         1,349,520
Serial Preferred Stock      ($25 par value) (1/4 vote)       2,000,000
Serial Preferred Stock      ($50 par value) (1/2 vote)         636,000
Common Stock              ($4.50 par value)                 50,000,000

                                                            55,477,748

4.   (a) / / Amendment(s) adopted by shareholder action.

     At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

        Number of    Number of       Number of Votes  Number of Undisputed
Voting  Outstanding  Votes Entitled  Represented at      Shares Voted
Group   Shares       to be Cast      the meeting      For           Against




     (b) / XX / The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):


Date:  February 21, 1997           SOUTH CAROLINA ELECTRIC & GAS COMPANY

                                   By:   L. M. Williams
                                         Secretary





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